As filed with the Securities and Exchange Commission on March 27, 1997
                           Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                VERSATILITY INC.
             (Exact name of registrant as specified in its charter)

               Delaware                               52-1214354
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                       11781 LEE JACKSON MEMORIAL HIGHWAY
                                 SEVENTH FLOOR
                               FAIRFAX, VA 22033
              (Address of principal executive offices) (Zip Code)

                        1995 Employee Stock Option Plan
                        1995 Incentive Stock Option Plan
                                1996 Stock Plan
                       1996 Employee Stock Purchase Plan
                          Other Employee Benefit Plan
                           (Full title of the plans)
                           --------------------------

                               Ronald R. Charnock
   President, Chief Executive Officer and Chairman of the Board of Directors
                                Versatility Inc.
                           11781 Lee Jackson Highway
                                 Seventh Floor
                            Fairfax, Virginia 22033
                                 (703) 591-2900
            (Name, address including zip code and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                    Copy to:
                          Lawrence S. Wittenberg, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               High Street Tower
                                125 High Street
                                Boston, MA 02110
                                 (617) 248-7000
================================================================================

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                          Proposed              Proposed
          Title of                                        Maximum                Maximum
         Securities                     Amount            Offering              Aggregate             Amount of
           to be                        to be            Price Per              Offering             Registration
         Registered                   Registered           Share                  Price                   Fee
----------------------------- ----------------------- ----------------- ------------------------- -------------------
1995 Employee Stock Option Plan
Common Stock,
$.01 par value                       215,591 shares            $.80(1)           $172,472.80             $52.26

1995 Incentive Stock Option Plan
Common Stock,
$.01 par value                        62,569 shares            $.80(1)            $50,055.20             $15.17

1996 Stock Plan
Common Stock,                        139,000 shares          $10.50(1)         $1,459,500.00            $442.27
$.01 par value                       611,000 shares          $9.625(2)         $5,880,875.00          $1,782.08

1995 Employee Stock Purchase Plan
Common Stock,
$.01 par value                       100,000 shares          $9.625(2)           $962,500.00            $291.67

Other Employee Benefit Plan of the Registrant
Common Stock,
$.01 par value                       320,000 shares            $.80(1)           $256,000.00             $77.58
                                   ---------                                     -----------          ---------

Total:                             1,448,160 shares                            $8,781,403.00          $2,661.03

=====================================================================================================================

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) The price of $9.625 per share, which is the average of the high and low prices reported on the Nasdaq National Market on March 25, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and is used only for those shares without a fixed exercise price.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) Registrant's Prospectus dated December 12, 1996, as filed on December 13, 1996 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in Registration Statement No. 333-13771 on Form S-1, as amended (the "Form S-1");

         (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 26, 1996, and incorporating by reference the information contained in the Form S-1; and

         (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 as filed pursuant to the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Company's Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action or proceeding, actions that the indemnified party had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Form of Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws filed as Exhibits 3.2 and 3.3 respectively, to the Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference.

         The Purchase Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers, controlling persons of the Company and selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Purchase Agreement filed as
Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         Exhibit No.       Description of Exhibit

         Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.2 Form of Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit
                           3.2 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.3 Amended and Restated By-Laws of the Registrant, (filed as Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.4 1996 Stock Plan (filed as Exhibit 10.4 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.5 Form of Incentive Stock Option Agreement under the 1996 Stock Plan of the Registrant.

         Exhibit 4.6 Form of Non-Qualified Stock Option Agreement under the 1996 Stock Plan of the Registrant.

         Exhibit 4.7       1996 Employee Stock Purchase Plan  (filed as  Exhibit
                           10.3 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.8       1996  Employee   Stock   Purchase   Plan   Enrollment
                           /Authorization Form.

         Exhibit 4.9       1995 Employee Stock Option  Plan  (filed  as  Exhibit
                           10.1 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.10      1995 Incentive Stock Option  Plan  (filed  as Exhibit
                           10.2 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

         Exhibit 4.11 Stock Option Agreement dated January 17, 1996 by and between the Registrant and Louis Venezia.

         Exhibit 5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

         Exhibit 23.1      Consent of Deloitte & Touche LLP

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To   include   any prospectus  required   by
                                    Section 10(a)(3) of  the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Versatility Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on this 27th day of March, 1997.

                                        VERSATILITY INC.



                                        By: /s/ Donald C. Yount, Jr.
                                            ____________________________
                                            Donald C. Yount, Jr.
                                            Senior Vice President, Finance and
                                            Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Ronald
R. Charnock and Donald C. Yount, Jr., his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                                          Date
        ---------                        -----                                          ----
/s/ Ronald R. Charnock            President, Chief Executive Officer              March 27, 1997
----------------------------      and Chairman of the Board of
Ronald R. Charnock                Directors


/s/ Donald C. Yount, Jr.
----------------------------      Senior Vice President, Finance                  March 27, 1997
Donald C. Yount, Jr.              and Chief Financial Officer


/s/ Marcus W. Heth                Senior Vice President,                          March 27, 1997
----------------------------      Technologies, Secretary and
Marcus W. Heth                    Director


/s/ Thomas A. Smith               Director                                        March 27, 1997
----------------------------
Thomas A. Smith


/s/ Charles A. Johnson            Director                                        March 27, 1997
----------------------------
Charles A. Johnson


/s/ Paul J. Palmer                Director                                        March 27, 1997
----------------------------
Paul J. Palmer

                               INDEX TO EXHIBITS

Exhibit No.                  Description                                    Page

Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.2   Form of  Second Amended and Restated Certificate of
              Incorporation of the Registrant (filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.3   Amended and Restated By-Laws of the Registrant (filed as
              Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.4 1996 Stock Plan (filed as Exhibit 10.4 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.5 Form of Incentive Stock Option Agreement under the 1996 Stock Plan of the Registrant.

Exhibit 4.6 Form of Non-Qualified Stock Option Agreement under the 1996 Stock Plan of the Registrant.

Exhibit 4.7 1996 Employee Stock Purchase Plan (filed as Exhibit 10.3 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.8   1996 Employee Stock Purchase Plan Enrollment / Authorization
              Form.

Exhibit 4.9 1995 Employee Stock Option Plan (filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.10 1995 Incentive Stock Option Plan (filed as Exhibit 10.2 to Registrant's Registration Statement on Form S-1 (File No. 333-13771) and incorporated herein by reference).

Exhibit 4.11 Stock Option Agreement dated January 17, 1996 by and between the Registrant and Louis Venezia.

Exhibit 5.1   Opinion of Testa, Hurwitz & Thibeault, LLP

Exhibit 23.1  Consent of Deloitte & Touche LLP

Exhibit No.                  Description                                    Page

Exhibit 23.2  Consent of Testa, Hurwitz & Thibeault, LLP (included in
              Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).